Exhibit 24.1
Conformed Copy
WYETH
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of WYETH (the “Company”), in his or her capacity as set forth below, hereby constitutes and appoints Kenneth J. Martin and Jack O’Connor and each of them as his or her true and lawful attorney and agent, with full power of substitution, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Act of the issuance of $1,000,000,000 notes due 2016 and $500,000,000 notes due 2036 of the Company (the “Notes”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission with respect to such Notes (or to a related Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Act), to any and all amendments or supplements to such Registration Statements, whether such amendments or supplements are filed before or after the effective date of such Registration Statements, and to any and all instruments or documents filed as part of or in connection with such Registration Statements or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statements; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.
     IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 17th day of November, 2005.
/s/ Robert Essner

Robert Essner
Chairman of the Board, President and
Chief Executive Officer
/s/ Kenneth J. Martin

Kenneth J. Martin
Executive Vice President and Chief
Financial Officer

/s/ Paul J. Jones

Paul J. Jones
Vice President and Controller
/s/ Richard L. Carrión

Richard L. Carrión
Director
/s/ John D. Feerick

John D. Feerick
Director
/s/ Frances D. Fergusson

Frances D. Fergusson
Director
/s/ Robert Langer

Robert Langer
Director
/s/ John P. Mascotte

John P. Mascotte
Director
/s/ Mary Lake Polan

Mary Lake Polan
Director
/s/ Gary L. Rogers

Gary L. Rogers
Director
/s/ Ivan G. Seidenberg

Ivan G. Seidenberg
Director

/s/ Walter V. Shipley

Walter V. Shipley
Director
/s/ John R. Torell III

John R. Torell III
Director